UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 13, 2023

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On July 13, 2023, ATN International, Inc. (the "Company"), along with certain of its subsidiaries as guarantors, entered into a Credit Agreement with CoBank, ACB (“CoBank”), as Administrative Agent, Lead Arranger, Swingline Lender, an Issuing Lender and a Lender, (the “Credit Agreement”), Fifth Third Bank, NA, as Joint Lead Arranger and a Lender, and MUFG Bank, Ltd, as a Joint Lead Arranger and a Lender.

Amount.  The Credit Agreement provides for a five-year $170 million revolving credit facility (the “Revolving Loan”) and a six-year $130 million term loan facility (the “Term Loan” and collectively with the Revolving Loan, the “Credit Facility”). The Company may use (i) up to $25 million under the Credit Facility for letters of credit, and (ii)  up to $20 million under a swingline sub-facility. Upon the closing of the Credit Facility, the Company drew all of the Term Loan and approximately $13.6 million of the Revolving Loan. These borrowing were used to repay $139.5 million of debt outstanding at close.

Repayment; Maturity. The Term Loan must be repaid in quarterly principal payments in the amounts of set forth below, with the entire outstanding principal balance maturing on July 13, 2029. The Revolving Loan may be repaid at any time on or prior to its maturity on July 13, 2028. All amounts outstanding under the Credit Facility will be due and payable upon the earlier of the maturity date or the acceleration of the loans and commitments upon an event of default.

Term Loan Quarterly Payment Dates	Term Loan Quarterly Repayments
December 31, 2023 – June 30, 2025	$812,500 (2.5% per annum)
September 30, 2025 – June 30, 2026	$1,625,000 (5% per annum)
September 30, 2026 – June 30, 2029	$2,437,500 (7.5% per annum)

Interest Rate.  Amounts borrowed under the Credit Facility bear interest at a rate equal to, at the Company’s option, either (i) the secured overnight financing rate as administered by the Federal Reserve Bank of New York (SOFR) plus an applicable margin ranging between 2.00% to 3.75% for the Term Loan or 1.75% to 3.50% for Revolving Loans or (ii) a base rate plus an applicable margin ranging from 1.00% to 2.75% for the Term Loan or 0.75% to 2.50% for Revolving Loans.  Swingline loans will bear interest at the base rate plus the applicable margin for base rate loans.  The base rate is equal to the higher of (i) 1.00% plus the one-month SOFR rate (ii) the federal funds effective rate (as defined in the Credit Agreement) plus 0.50% per annum; and (iii) the prime rate (as defined in the Credit Agreement). The applicable margin is determined based on the ratio (as further defined in the Credit Agreement) of the Company’s indebtedness to EBITDA. Under the terms of the Credit Agreement, the Company must also pay a fee ranging from 0.25% to 0.50% of the average daily unused portion of the Credit Facility over each calendar quarter.

Security; Guarantors.  Certain of the Company’s domestic subsidiaries are guarantors of the Company’s obligations under the Credit Agreement. Further, the Company’s obligations are secured by (i) a first priority, perfected lien on substantially all the property and assets of the Company and the guarantor subsidiaries, including its principal wholly-owned domestic operating subsidiaries, and (ii) a pledge of 100% of the Company’s equity interests in certain domestic subsidiaries and up to 65% of the equity interests outstanding of certain foreign subsidiaries, in each case, including the Company’s principal operating subsidiaries.  Subject to the terms and conditions of the Credit Agreement, the Company may designate subsidiaries as “unrestricted subsidiaries” that shall not constitute guarantors or be subject to the representations and warranties, covenants or events of default contained in the Credit Agreement, provided the investment amounts in such unrestricted subsidiaries do not exceed a percentage of EBITDA or an aggregate amount, as specified in the Credit Agreement.

Financial Covenant; Representations and Warranties; Other Provisions.  The Credit Agreement contains a financial covenant (as further defined in the Credit Agreement) by the Company that imposes a maximum ratio of indebtedness to EBITDA, as well as customary representations, warranties and covenants, including covenants by the Company limiting additional indebtedness, liens, guaranties, mergers and consolidations, substantial asset sales, investments and loans, sale and leasebacks, transactions with affiliates and fundamental changes.

Default Provisions.  The Credit Agreement provides for events of default customary for credit facilities of this type, including but not limited to non-payment, defaults on other debt, misrepresentation, breach of covenants, representations and warranties, insolvency and bankruptcy. After the occurrence of a payment- or insolvency-related event of default and for so long as it continues, the interest rate then in effect on all outstanding obligations automatically increases by 2.0%. After the occurrence of any other event of default and for so long as it continues, the Administrative Agent or the Requisite Lenders may increase the interest rate then in effect on all outstanding obligations by 2.0%. Upon an event of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Credit Agreement will become immediately due and payable and the lender commitments will be automatically terminated. Upon the occurrence and continuation of any other event of default, the Administrative Agent and/or the Requisite Lenders may accelerate payment of all obligations and terminate the lenders’ commitments under the Credit Agreement.

The foregoing description is only a summary of the provisions of the Credit Agreement and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On July 17, 2023, the Company issued a press release regarding the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and hereby incorporated by reference.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Credit Agreement, dated as of July 13, 2023 , among, ATN International, Inc., as Borrower, CoBank, ACB, as Administrative Agent, Fifth Third Bank, N.A., MUFG Bank, Ltd. and the Guarantors party thereto.

99.1	Press Release of the Company, dated as of July 17, 2023.

104	Cover page formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: July 17, 2023